Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-69496, 333-82180, 333-89204, 333-92196 and 333-117447 on Form S-3, and Registration Statement Nos. 333-94387, 333-91526, 333-113617 and 333-116180 on Form S-8 of Quicksilver Resources Inc. and subsidiaries of our reports dated March 16, 2005, relating to the financial statements of Quicksilver Resources Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting (which report on the financial statements expresses an unqualified opinion, is dated August 8, 2005 as to the effects of the reclassifications described in Note 21, and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003), appearing in this Annual Report on Form 10-K/A Amendment No. 1 of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2004.

Fort Worth, Texas

August 8, 2005